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                                                                    EXHIBIT 99.1





                                                           FOR IMMEDIATE RELEASE



                      SEMX CORPORATION ANNOUNCES DELISTING
                          OF ITS COMMON STOCK BY NASDAQ



ARMONK, NEW YORK (MARCH 3, 2003) - SEMX Corporation (the "Company"), (NASDAQ :
SEMX), today announced that a NASDAQ Listing Qualifications Panel had issued a written decision that the Company's Common Stock would be delisted from the NASDAQ Stock Market effective as of the opening of trading on March 10, 2003. The Panel's decision was based on SEMX's failure to comply with the NASDAQ requirements as to minimum market value of publicly held securities, or minimum bid price per share. The Company expects that its stock will trade on the Over-the-Counter Bulletin Board (OTCBB) under the symbol "SEMX" following the delisting by NASDAQ.


Portions of this release that are not historical in nature may be forward-looking statements. These forward-looking statements speak only as of the date of this release and SEMX Corporation expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein. The Corporation's actual performance may differ materially from that contemplated by the forward-looking statements as a result of a variety of factors that include, but are not limited to, the general economic and business climate, business conditions of the microelectronic and semiconductor markets, fluctuations in customer demand, manufacturing yields, and operating performance at the Corporation's facilities, changes in product mix, and other matters referred to in the Corporation's Securities and Exchange Commission filings, renegotiation, extension or replacement of the Corporation's banking and gold consignment arrangements, renegotiation with the Corporation's preferred shareholders and the sale of the Corporation's ownership position in International Silicon Products.

SEMX Corporation and its subsidiaries principally manufacture proprietary materials and interconnect products for microelectronic and semiconductor packaging and packages its products and third party products in tape and reel form for surface mount applications.

For further information, please contact the Corporation at (914) 273-5500 or visit the Corporation's web site at WWW.SEMX.COM.